UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2010

ORIENT-EXPRESS HOTELS LTD.
(Exact name of registrant as specified in charter)

Bermuda	001-16017	98-0223493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Victoria Street Hamilton HM 12, Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code: 441-295-2244

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

As Orient-Express Hotels Ltd. (the “Company”) has previously reported, three shareholders of the Company filed a petition in the Supreme Court of Bermuda on January 12, 2009 challenging on various grounds the Company’s corporate governance structure with dual class A and class B common shares outstanding and ownership of higher-voting class B common shares by a wholly-owned subsidiary of the Company.  The named respondents are the Company, its subsidiary and seven of the current eight members of Company’s Board of Directors.

In July 2009, the petitioners and the respondents filed separate summonses with the Court seeking, among other matters, a trial on preliminary issues relating to the legality of the subsidiary’s holding class B common shares in the Company.  The respondents also filed a summons seeking to strike out (dismiss) the petition.  A hearing before the Court was held on September 16, 2009 at which a further hearing on the substance of the summonses was scheduled.  That hearing began on April 26, 2010 and concluded on May 7, 2010.

On June 1, 2010, Chief Justice Richard Ground of the Court delivered a judgment on the shareholders’ petition, in which he held that the Company’s voting structure is not unlawful and struck out the petition in its entirety.  The petitioners may appeal this judgment.

The foregoing description of Chief Justice Ground’s judgment does not purport to be complete and is qualified in its entirety by reference to the judgment, which is filed as 99.1 to this Current Report and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Judgment of Chief Justice Richard Ground in the Supreme Court of Bermuda in the matter of the Companies Act 1981 and in the matter of Orient-Express Hotels Limited dated June 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENT-EXPRESS HOTELS LTD.

Date:	June 1, 2010	By:	/s/ Edwin S. Hetherington
			Name:	Edwin S. Hetherington
			Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Judgment of Chief Justice Richard Ground in the Supreme Court of Bermuda in the matter of the Companies Act 1981 and in the matter of Orient-Express Hotels Limited dated June 1, 2010.